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                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant [x]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:
[ ]Preliminary Proxy Statement                [ ] Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[x] Soliciting Material Under Rule 14a-12


                            BALANCED CARE CORPORATION

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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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FOR IMMEDIATE RELEASE                    CONTACT:RICHARD RICHARDSON, INTERIM CEO
                                                        ROBERT SUTTON, SENIOR VP
                                                                  (717) 796-6100

                         BALANCED CARE ANNOUNCES SIGNING
                         OF DEFINITIVE MERGER AGREEMENT

Mechanicsburg, PA, May 16, 2002----Balanced Care Corporation (AMEX:BAL) announced today that it has entered into an agreement and plan of merger (the "Merger Agreement") with IPC Advisors S.a.r.l ("IPC"), the holder of 53% of the outstanding common stock of the Company, and IPBC Acquisition Corp. ("Acquisition"), a wholly owned subsidiary of IPC. Under the Merger Agreement, IPC will acquire all of the issued and outstanding shares of common stock of the Company not currently owned by IPC, for cash in the amount of $0.25 per share (the "Merger Consideration"). Under the Merger Agreement, Acquisition will merge into the Company, and the Company, as the surviving corporation, will become a wholly-owned subsidiary of IPC (the "Merger").

The Board of Directors of the Company, acting on the recommendation of a special committee composed entirely of disinterested directors of the Company's Board (the "Special Committee"), unanimously approved and adopted the Merger Agreement. Legg Mason Wood Walker, Incorporated, financial advisor to the Special Committee, has opined that, as of May 15, 2002, the Merger Consideration was fair from a financial point of view to the Company's public stockholders. The closing of the Merger is subject to customary conditions, including approval of the Company's stockholders. In addition, IPC, Acquisition and the Company have certain rights to terminate the Merger Agreement.

As soon as practicable, the Company will file a proxy statement relating to the Merger with the Securities and Exchange Commission, and will schedule a special meeting of the Company's stockholders to vote on a proposal to approve and adopt the Merger Agreement. The Company's Board has unanimously recommended that the holders of the Company's common stock approve and adopt the Merger Agreement. IPC intends to vote its shares of the Company's common stock in favor of the Merger Agreement, which will be sufficient to approve the Merger Agreement and the Merger. Although the Merger Agreement can be approved without the affirmative vote of any public stockholders, the public stockholders will be entitled to appraisal rights under Delaware Law.

Balanced Care currently operates 53 facilities with system-wide capacity of 3,687 residents. The Company utilizes assisted living facilities as the primary service platform to provide an array of health care and hospitality services, including preventive care and wellness, Alzheimer's/dementia care and, in certain markets, extended care services.

The Company's stockholders will be able to obtain a free copy of the proxy statement that the Company will file with the Securities and Exchange Commission when it becomes available at the Securities and Exchange Commission's web site at www.sec.gov. The proxy statement and other documents filed with the Securities and Exchange Commission by the Company may also be obtained for free from the Company by directing a request to Balanced Care Corporation at 1215 Manor Drive, Mechanicsburg, Pennsylvania 17055, Attn: Investor Relations.

THE PROXY STATEMENT SHOULD BE READ CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER. STOCKHOLDERS ARE URGED TO

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READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS RELATING TO THE MERGER
TRANSACTION DESCRIBED ABOVE WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL
CONTAIN IMPORTANT INFORMATION.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in favor of the adoption and approval of the merger agreement and approval of the transactions contemplated thereby, including the merger. Investors and stockholders may obtain additional information regarding the interests of the participants from the proxy statement, which may be obtained as and when set forth above.

Except for the historical information contained in the press release, the matters discussed herein contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include risks associated with, among other things, substantial debt and operating lease payment obligations, managing rapid expansion, the need for additional financing, the possibility of rising interest rates, securing necessary licensing and permits, construction delays, cost increases on new construction and increased competition. These and other risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and other reports subsequently filed with the Securities and Exchange Commission.